UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________________

FORM 8-K

_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2015

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)
Crown Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 23, 2015 (the “Annual Meeting”). As of March 3, 2015, the record date for the meeting, 139,181,151 shares of Common Stock, par value $5.00 per share, of the Company (“Common Stock”) were issued and outstanding. A quorum of 125,034,187 shares of Common Stock were present or represented at the meeting.

(a)	The following individuals were nominated and elected to serve as directors:

Jenne K. Britell, John W. Conway, Arnold W. Donald, William G. Little, Hans J. Löliger, James H. Miller, Josef M. Müller, Thomas A. Ralph, Caesar F. Sweitzer, Jim L. Turner and William S. Urkiel.

At the Annual Meeting, the Company’s shareholders voted on the four matters below as follows:

1)	Election of Directors.

Directors	Votes For	Votes Withheld	Broker Non-Vote

Jenne K. Britell	117,744,027	1,071,847	6,218,313

John W. Conway	116,271,172	2,544,702	6,218,313

Arnold W. Donald	116,124,801	2,691,073	6,218,313

William G. Little	117,285,127	1,530,747	6,218,313

Hans J. Löliger	117,256,535	1,559,339	6,218,313

James H. Miller	118,258,406	557,468	6,218,313

Josef M. Müller	118,637,891	177,983	6,218,313

Thomas A. Ralph	117,558,826	1,257,048	6,218,313

Caesar F. Sweitzer	118,631,415	184,459	6,218,313

Jim L. Turner	118,157,345	658,529	6,218,313

William S. Urkiel	118,311,384	504,490	6,218,313

2)	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Abstaining
124,342,514	564,040	127,633

3)	Approval, by non-binding advisory vote, of the of the resolution on executive compensation as described in the Company's 2015 Proxy Statement.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
113,541,723	3,573,014	1,701,137	6,218,313

4)	Approval of the 2015 Annual Incentive Bonus Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
116,879,945	1,738,642	197,287	6,218,313

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2015	CROWN HOLDINGS, INC.

	By:	/s/ David A. Beaver
	Name:	David A. Beaver
	Title:	Vice President and Corporate Controller

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